EXHIBIT 99.1

ePlus Reports First Quarter Financial Results

•	Revenue increased 5% to $272.3 million, led by 6% growth in technology segment
•	Gross margin expanded to 20.7% from 20.3%, driven by gross margin increase on products and services of 18.5% from 17.7%
•	Earnings per diluted share of $1.25 includes gain on retirement of liability; excluding gain, non-GAAP earnings per diluted share was $1.14, up 17.5% from $0.97 per share

Herndon, VA – August 6, 2014 - ePlus inc. (NASDAQ NGS: PLUS – news), a leading provider of technology solutions, today announced financial results for the first quarter ended June 30, 2014.

Management Comment

“First quarter results represented a strong start to fiscal 2015, consistent with our focus on providing increasingly complex IT solutions and supported by a full suite of IT services,” said Phillip G. Norton, CEO, chairman and president of ePlus.

“Our operating income growth of 10.4% outpaced revenue growth by a factor of two, while we continued to invest in future technical and go-to-market capabilities by adding headcount in the key areas of technical services and sales. Our technology segment posted 30.0% year-on-year growth in operating income, driven by the increasing contribution of services revenues and our emphasis on high-end technology solutions, drawing on our expertise in key areas such as cloud, data storage and security. The performance of the technology segment more than offset lower results from our financing business, which faced difficult year-on-year comparisons due to net gains on sales of financial assets that benefitted last year’s first quarter,” Mr. Norton noted.

First Quarter Fiscal 2015 Results

For the quarter ended June 30, 2014, consolidated revenues increased 5.0% to $272.3 million, from $259.3 million in the first quarter of fiscal 2014.

Technology revenues were up 6.0% to $263.4 million, from $248.5 million in the first quarter of fiscal 2014.

Financing revenues were $8.9 million, compared with $10.8 million in the first quarter of fiscal 2014.

Operating income was up 10.4% to $14.7 million, from $13.4 million. Operating margin was 5.4%, up from 5.2% a year earlier.

Earnings per diluted share were $1.25, inclusive of a gain of $0.11 per diluted share related to the retirement of a liability. Excluding this benefit, non-GAAP diluted earnings per share were $1.14, up 17.5% from $0.97 per share a year earlier.

Balance Sheet Highlights

At June 30, 2014, the Company had $66.9 million of cash and cash equivalents, compared to $72.7 million on June 30, 2013. Total stockholders’ equity was $248.7 million and total shares outstanding were 7.5 million, compared to $246.2 million and 8.2 million shares, respectively, at June 30, 2013.

Summary and Outlook

“Our performance in the first quarter was in line with our expectations and demonstrated our ability to continue to achieve market share gains. Today, we are addressing the IT needs of over 2,800 customers, compared with over 2,300 at the same time last year. This provides us with substantial opportunities to further penetrate our existing base as well as to leverage our growing expertise in diversified end-user markets, in order to add new customers to our roster.

“Additionally, we are well positioned with our key traditional and emerging technology vendor partners, as evidenced by our recognition on the CRN Tech Elite 250. This enhances ePlus’ positioning as an independent provider of IT products and services to customers, with the strategic relationships needed to provide best-in-class customized solutions.

“As a result, we believe that ePlus should continue to grow revenues at a faster pace than the industry average and continue to achieve year-over-year growth in services revenues. In addition, our balance sheet remains strong, with cash and cash equivalents of $66.9 million at the end of the 2015 first quarter, and unfunded portfolio assets, which could be funded to generate additional cash, if necessary. This provides the financial resources and flexibility to take advantage of accretive organic and acquisition investment opportunities as they develop,” Mr. Norton said.

Results of Operations – Three Months Ended June 30, 2014

The Company’s operations are conducted through two business segments. The technology segment includes sales of information technology products, third-party software, third-party maintenance contracts, advanced professional services and managed services, and the Company’s proprietary software to commercial, state and local governments. The financing segment consists of the financing of equipment, software and related services to commercial, state and local governments, and government contractors.

Technology Segment

The results of operations for the technology segment for the three months ended June 30, 2014 and 2013 were as follows (dollars in thousands):

	Three Months Ended June 30,
	2014	2013	Change
Sales of product and services	$261,356	$247,037	$14,319	5.8%
Fee and other income	2,047	1,457	590	40.5%
Total revenues	263,403	248,494	14,909	6.0%

Cost of sales, product and services	212,908	203,330	9,578	4.7%

Professional and other fees	1,586	2,863	(1,277)	(44.6%)
Salaries and benefits	30,670	27,898	2,772	9.9%
General and administrative	5,758	4,814	944	19.6%
Interest and financing costs	39	20	19	95.0%
Operating expenses	38,053	35,595	2,458	6.9%

Segment earnings	$12,442	$9,569	$2,873	30.0%

Gross margin, product and services	18.5%	17.7%

Revenues grew 6.0% to $263.4 million, compared to $248.5 million a year earlier, reflecting strong growth in the sale of both products and services.

Gross margin on sales of products and services was 18.5%, compared with 17.7% a year earlier.

Segment earnings rose 30.0% to $12.4 million, compared with $9.6 million a year earlier. Segment earnings margin was 4.7%, compared with 3.9% a year earlier.

Financing Segment

The results of operations for the financing segment for the three months ended June 30, 2014 and 2013 were as follows (dollars in thousands):

	Three Months Ended June 30,
	2014	2013	Change
Financing revenue	$8,874	$10,760	$(1,886)	(17.5%)
Fee and other income	27	63	(36)	(57.1%)
Total revenues	8,901	10,823	(1,922)	(17.8%)

Direct lease costs	2,957	3,253	(296)	(9.1%)

Professional and other fees	247	375	(128)	(34.1%)
Salaries and benefits	2,277	2,784	(507)	(18.2%)
General and administrative	515	187	328	175.4%
Interest and financing costs	605	440	165	37.5%
Operating expenses	3,644	3,786	(142)	(3.8%)

Operating income	2,300	3,784	(1,484)	(39.2%)

Other income	1,434	-	1,434	-

Segment earnings	$3,734	$3,784	$ (50)	(1.3%)

Total revenues fell 17.8% to $8.9 million, compared to $10.8 million a year earlier, primarily due to higher transactional gains last year that were not replicated to the same extent in the current quarter.

Operating income was $2.3 million, compared with $3.8 million a year earlier. Operating margin was 25.8%, compared with 35.0% a year earlier. The decrease in operating income and margin was due to lower revenues.

During the quarter ended June 30, 2014, we entered into an agreement to repurchase the rights, title, and interest to payments due under a financing arrangement. This financing arrangement was previously assigned to a third party financial institution and accounted for as a secured borrowing. In conjunction with the repurchase agreement, we recognized a gain of $1.4 million, which is included in other income.

Recent Corporate Developments and Recognitions

•	On April 1, 2014, ePlus announced it had been recognized as Cloud Builder of the Year at the Cisco Partner Summit. ePlus also received the following recognitions at the summit:
o	Commercial Partner of the Year, Americas
o	Architectural Excellence - Collaboration, US/Canada: East
o	Cisco Meraki Elevate East Partner of the Year, US/Canada: East
o	SLED Partner of the Year, US/Canada: West

•
On April 8, 2014, ePlus was named co-winner in the Enterprise Group U.S. 2014 Top Growth Partner HP Storage VAR category at Hewlett-Packard’s Global Partner Conference. ePlus is a HP Platinum Partner with HP specializations in Converged Infrastructure and Printing and Computing Systems.

•
On April 15, 2014, ePlus announced it had been named to CRN’s annual list of the Tech Elite 250. The list recognized an elite group of IT solution providers that have invested in training and education needed to earn the most advanced technical certifications from leading vendors.

•
On May 2, 2014, ePlus achieved Telehealth Authorized Technology Provider (ATP) status from Cisco. This designation recognized ePlus as having fulfilled the training requirements and program prerequisites to sell, deploy and support Cisco Telehealth solutions.

•
On June 2, 2014, ePlus announced that it had started including components of its Executive Services Portfolio (ESP) in its Managed Services contracts. The ESP portfolio delivers tailored, strategic, technology-driven insight and guidance to align customers’ IT initiatives with business objectives. ESP components included in the Managed Services Engagement include infrastructure analysis, organization fingerprinting, strategic roadmapping and participation in an annual CIO executive council.

•
On June 17, 2014, ePlus announced it has been named to the 2014 Solution Provider 500 by CRN Magazine. The list ranks the top revenue-generating technology integrators in the U.S. and Canada with a focus on the current cloud and services-driven IT era. The list has categories including managed IT services, hardware sales and software sales. ePlus ranked 36th out of 500.

Conference Call Information

The Company will host a conference call on Wednesday, August 6, 2014 at 5:00 p.m. Eastern Time to review and discuss the Company’s results for the first quarter ended June 30, 2014.  The call can be accessed live over the phone by dialing (877) 870-9226, or for international callers, (973) 890-8320. Passcode 64359871. A live webcast will be available via the Company’s investor relations Web site at http://www.ePlus.com/investors.

A replay will be available shortly after the call and can be accessed by dialing (855) 859-2056, domestic, international, or for international callers, (404) 537-3406.  Passcode 64359871.  The replay will be available until August 8, 2014, and the webcast will also remain available for replay via the Company’s investor relations page of its Web site.

About ePlus inc.

ePlus is a leading integrator of technology solutions.  ePlus enables organizations to optimize their IT infrastructure and supply chain processes by delivering complex information technology solutions, which may include managed and professional services and products from top manufacturers, flexible financing, and proprietary software.  Founded in 1990, ePlus has more than 900 associates serving commercial, state, municipal, and education customers nationally.  The Company is headquartered in Herndon, VA.  For more information, visit www.eplus.com, call 888-482-1122, or email info@eplus.com.  Connect with ePlus on Facebook at www.facebook.com/ePlusinc and on Twitter at www.twitter.com/ePlus.

ePlus® and ePlus products referenced herein are either registered trademarks or trademarks of ePlus inc. in the United States and/or other countries.  The names of other companies and products mentioned herein may be the trademarks of their respective owners.

Use of Non-GAAP Financial Information

In this release, ePlus discloses certain non-GAAP financial measures.  A “non-GAAP financial measure” is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.  ePlus uses the financial measures that are included in this news release in its internal evaluation and management of its business.  Management believes that these measures and the information they provide are useful to investors because they permit investors to view the Company’s performance using the same tools that ePlus uses and to better evaluate the Company’s ongoing business performance.  These measures should not be considered an alternative to measurements required by accounting principles generally accepted in the United States (GAAP), such as net earnings and earnings per share.  These non-GAAP measures are unlikely to be comparable to non-GAAP information provided by other companies. In accordance with SEC regulations, reconciliation of the ePlus GAAP information to the non-GAAP information is provided in the table below.  We will also make available on the investor relations page of our website at www.eplus.com this press release, and a reconciliation of the difference between the GAAP and non-GAAP financial measures.

Forward-Looking Statements

Statements in this press release that are not historical facts may be deemed to be “forward-looking statements.”  Actual and anticipated future results may vary materially due to certain risks and uncertainties, including, without limitation, possible adverse effects resulting from financial market disruption and general slowdown of the U.S. economy such as our current and potential customers’ delaying or reducing technology purchases, increasing credit risk associated with our customers and vendors, reduction of vendor incentive programs, the possibility of additional goodwill impairment charges, and restrictions on our access to capital necessary to fund our operations; significant adverse changes in, reductions in, or losses of relationships with major customers or vendors; our ability to implement comprehensive plans to archive customer account coverage, cost containment, asset rationalization, systems integration and other key strategies; our ability to secure our electronic and other confidential information; changes to our senior management team; the demand for and acceptance of, our products and services; our ability to adapt our services to meet changes in market developments; our ability to adapt to changes in the IT industry and/or rapid change in product standards; our ability to hire and retain sufficient personnel; our ability to realize our investment in leased equipment; our ability to protect our intellectual property; our ability to consummate and integrate acquisitions; the creditworthiness of our customers; our ability to raise capital and obtain non-recourse financing for our transactions; our ability to reserve adequately for credit losses; the impact of competition in our markets; the possibility of defects in our products or catalog content data; and other risks or uncertainties detailed in our reports filed with the Securities and Exchange Commission.  All information set forth in this press release is current as of the date of this release and ePlus undertakes no duty or obligation to update this information.

Contact:
Kley Parkhurst, SVP
ePlus inc.
kparkhurst@ePlus.com
703-984-8150

ePlus inc. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	As of	As of
	June 30, 2014	March 31, 2014
ASSETS	(amounts in thousands)

Current assets:
Cash and cash equivalents	$66,852	$80,179
Accounts receivable—trade, net	178,506	211,314
Accounts receivable—other, net	28,932	31,902
Inventories—net	29,661	22,629
Financing receivables—net, current	57,982	57,749
Deferred costs	9,356	10,819
Deferred tax assets	3,742	3,742
Other current assets	12,845	6,925
Total current assets	387,876	425,259

Financing receivables and operating leases—net	100,412	85,990
Property, equipment and other assets	7,995	8,013
Goodwill and other intangible assets	34,203	34,583
TOTAL ASSETS	$530,486	$553,845

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Current liabilities:
Accounts payable—equipment	$23,856	$6,772
Accounts payable—trade	36,393	61,940
Accounts payable—floor plan	103,960	93,416
Salaries and commissions payable	10,989	12,401
Deferred revenue	19,271	21,840
Recourse notes payable - current	311	1,460
Non-recourse notes payable - current	34,589	30,907
Other current liabilities	14,706	15,382
Total current liabilities	244,075	244,118

Recourse notes payable - long term	1,638	2,100
Non-recourse notes payable - long term	29,630	34,421
Deferred tax liability - long term	5,001	5,001
Other liabilities	1,480	1,822
TOTAL LIABILITIES	281,824	287,462

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY

Preferred stock, $.01 per share par value; 2,000 shares authorized; none issued or outstanding	-	-
Common stock, $.01 per share par value; 25,000 shares authorized; 13,105 issued and 7,528 outstanding at June 30, 2014 and 13,026 issued and 8,036 outstanding at March 31, 2014	131	130
Additional paid-in capital	107,858	105,924
Treasury stock, at cost, 5,577 and 4,990 shares, respectively	(109,743)	(80,494)
Retained earnings	250,114	240,637
Accumulated other comprehensive income—foreign currency translation adjustment	302	186
Total Stockholders' Equity	248,662	266,383
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$530,486	$553,845

ePlus inc. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,
	2014	2013
	(amounts in thousands, except per share data)

Sales of product and services	$261,356	$247,037
Financing revenue	8,874	10,760
Fee and other income	2,074	1,520
TOTAL REVENUES	272,304	259,317

Cost of sales, product and services	212,908	203,330
Direct lease costs	2,957	3,253
Cost of revenues	215,865	206,583

Professional and other fees	1,833	3,238
Salaries and benefits	32,947	30,682
General and administrative expenses	6,273	5,001
Interest and financing costs	644	460
Operating expenses	41,697	39,381

OPERATING INCOME	14,742	13,353

Other income	1,434	-

EARNINGS BEFORE PROVISION FOR INCOME TAXES	16,176	13,353

PROVISION FOR INCOME TAXES	6,699	5,503

NET EARNINGS	$9,477	$7,850

NET EARNINGS PER COMMON SHARE—BASIC	$1.26	$0.98
NET EARNINGS PER COMMON SHARE—DILUTED	$1.25	$0.97

WEIGHTED AVERAGE SHARES OUTSTANDING—BASIC	7,504	7,914
WEIGHTED AVERAGE SHARES OUTSTANDING—DILUTED	7,559	7,985

ePlus inc. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP INFORMATION
	Three Months Ended June 30,
	2014	2013 [2]
	(in thousands, except per share amount)

GAAP earnings before provision for income taxes as reported	$16,176	$13,353
Less: Other income	1,434	-
Non-GAAP earnings before provision for income taxes	14,742	13,353
Non-GAAP provision for income taxes [1]	6,105	5,503
Non-GAAP net earnings	$8,637	$7,850

GAAP net earnings per common share – diluted	$1.25	$0.97
Non-GAAP net earnings per common share – diluted	$1.14	$0.97

[1] Non-GAAP tax rate is calculated at the same tax rate as GAAP earnings.
[2] Figures in the 2013 column are GAAP and provided for comparative purposes.